Exhibit 10.6

INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is entered into as of this 16th of April, 2003, by and between Riggs National Corporation, a Delaware corporation (the “Company”), and JACK VALENTI (“Indemnitee”).

RECITALS

     A.     WHEREAS, the Company is aware that because of the increased exposure to litigation costs and risks resulting from service to corporations, talented and experienced persons are increasingly reluctant to serve or continue serving as directors or executive officers of corporations unless they are protected by comprehensive liability insurance and indemnification;

     B.     WHEREAS, Plaintiffs often seek damages in such large amounts, and the costs of litigation may be so great (whether or not the case is meritorious), that the defense and/or settlement of such litigation is usually beyond the personal resources of directors and executive officers;

     C.     WHEREAS, under the Company’s Certificate of Incorporation and By-Laws, the Company is obliged to indemnify its officers, directors, employees and agents to the full extent authorized or permitted by the General Corporation Law of the State of Delaware and to advance litigation expenses incurred by such persons; provided they agree to repay the amounts advanced if they are ultimately not entitled to indemnification; and

     D.     WHEREAS, the Company believes that it is fair and proper to protect its directors and executive officers from the risk of judgments, settlements and other liabilities and expenses that may occur as a result of their service to the Company.

     NOW, THEREFORE, the parties, intending to be legally bound, for good and valuable consideration, hereby agree as follows:

     1.     Definitions.

          (a) Agent. “Agent” means a director or executive officer of the Company or a director, officer, employee, agent, trustee or fiduciary of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise serving at the request, for the convenience, or to represent the interests of the Company.

          (b) Change of Control. A “Change of Control” shall be deemed to occur upon the happening of any of the following:

(I) individuals who, on the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose selection or nomination for election was approved by a vote of at least two-thirds of the

Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director, provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (“Election Contest”) or other actual or threatened solicitation of proxies or consent by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Board (“Proxy Contest”), including by reason of any agreements intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

(II) any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (II) shall not be deemed to be a Change of Control of the Company by virtue of any of the following acquisitions: (a) by the Company or any subsidiary, (b) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, (d) pursuant to a Non-Qualifying Transaction (as defined in paragraph (III)), or (e) pursuant to any acquisition by Joe L. Allbritton (the “Executive”) or any group of persons including the Executive (or any entity controlled by the Executive or any group of persons including the Executive).

(III) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Reorganization”), or sale or other disposition of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (a) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least a majority of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (b) no person (other than the Executive and affiliates of the Executive or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (c) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfied all of the criteria specified in (a), (b) and (c) above shall be deemed to be a “Non-Qualifying Transaction”).

(IV) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

(V) notwithstanding clauses (I) through (IV) above, a Change of Control will not result from:

(a) a transfer of the Company’s voting securities by a person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of 25% or more of the voting securities of the Company (a “25% Owner”) to:

(i) a member of such 25% Owner’s immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during such 25% Owner’s lifetime or by will or the laws of descent and distribution;

(ii) any trust as to which the 25% Owner or a member (or members) of his or her immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) is the beneficiary;

(iii) any trust to which the 25% Owner is the settlor with sole power to revoke;

(iv) any entity owner which the 25% Owner has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or

(v) any charitable trust, foundation or

corporation under section 501(c)(3) of the Code that is funded by the 25% Owner, or

(b) the acquisition of voting securities of the Company or the resulting entity in the event of a Reorganization or Sale, by either:

(i) a person who was a 25% Owner on the effective date of the Plan; or

(ii) a person, trust or other entity described in the foregoing clauses (a)(i)-(v) of this subsection (V).

          (c) Company. “Company” means Riggs National Corporation, a Delaware corporation, its successors or assigns, or any Subsidiary of the Company. “Subsidiary” means, and “Subsidiaries” include, (i) any company of which more than thirty percent (30%) of the outstanding voting securities are owned directly or indirectly by the Company, or which is otherwise controlled by the Company, and (ii) any partnership, joint venture, trust or other entity of which more than thirty percent (30%) of the equity interest is owned directly or indirectly by the Company, or which is otherwise controlled by the Company.

          (d) Independent Legal Counsel. “Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 7 hereof, that shall not have otherwise performed services for the Company or any Indemnitee within the last three (3) years, other than with respect to matters concerning the right of Indemnitee under this Agreement or of other indemnitees under similar indemnity agreements with the Company.

          (e) Liabilities. “Liabilities” means losses, claims, damages, liabilities, obligations, penalties, judgments, fines, settlement payments, awards, costs, expenses and disbursements (and any and all costs, expenses or disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, all reasonable attorneys’ fees, costs, expenses and disbursements, as and when incurred.

          (f) Proceeding. “Proceeding” means any threatened, pending, or completed action, suit, alternative dispute resolution mechanism or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever.

     2.     No Obligation to Maintain Liability Insurance.

          The Company shall have no obligation to obtain and maintain directors and officer’s liability insurance in connection with this agreement.

     3.     Indemnification of Agent.

          (a) Third Party Actions. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity or otherwise at the request of the Company or of its officers, directors or stockholders, the Company shall indemnify, defend and hold harmless Indemnitee against any and all Liabilities actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, so long as Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or Proceeding, if Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful.

          (b) Derivative Actions. If Indemnitee is a person who was or is a party, or is threatened to be made a party, to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity or otherwise at the request of the Company or of its officers, directors or stockholders, the Company shall indemnify, defend and hold harmless Indemnitee against all Liabilities actually and reasonably incurred by such person in connection with the investigation, defense, settlement or appeal of such Proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that no indemnification under this Section 3(b) shall be made in respect of any claim, issue or matter for which Indemnitee is adjudged to be liable for gross negligence or willful misconduct in the performance of Indemnitee’s duties to the Company, unless, and only to the extent that, the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Liabilities as the court shall deem proper.

          (c) Actions Where Indemnitee Is Deceased. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and prior to, during the pendency of, or after completion of, such Proceeding, Indemnitee shall die, then the Company shall indemnify, defend and hold harmless the estate, heirs, legatees, executors and administrators of Indemnitee against any and all Liabilities incurred by such estate, heirs or legatees in connection with the investigation, defense, settlement or appeal of such Proceeding on the same basis as provided for Indemnitee in Sections 3(a) and 3(b) above.

          (d) Reduction of Liabilities. The Liabilities covered hereby shall be net of any payments actually made to, or on behalf of, Indemnitee under a valid and collectible insurance policy, or under a valid and enforceable indemnification clause, by-law or agreement.

          (e) Survival Regardless of Investigation. The indemnification and contribution provided for in this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee.

     4.     Indemnification as Witness.

          Notwithstanding any other provision of this Agreement, to the extent Indemnitee is, by reason of the fact that Indemnitee is or was an Agent of the Company, involved in any investigative Proceeding, including, but not limited to, testifying as a witness or furnishing documents in response to a subpoena or otherwise, Indemnitee shall be indemnified against any and all Liabilities actually and reasonably incurred by or for Indemnitee in connection therewith.

     5.     Advancement of Liabilities.

          Subject to the provisions of Section 6(c) and unless the Indemnitee is determined not to be entitled to be indemnified by the Company under the terms hereof or the provisions of Section 9 apply, the Company shall reimburse Indemnitee for Liabilities previously paid by Indemnitee and shall advance Liabilities that the Company reasonably determines will be due and payable by Indemnitee. As a condition to, and in consideration of, such reimbursement or advancement, and in satisfaction of the requirement for a undertaking under the By-Laws of the Company, Indemnitee agrees to repay the amounts reimbursed or advanced if it shall ultimately be determined pursuant to Section 7 or 9 below that Indemnitee is not entitled to be indemnified by the Company under the terms of this Agreement. Subject to the foregoing, the reimbursement or advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) business days following delivery of a written request by Indemnitee to the Company, which request shall be accompanied by receipts, invoices and similar evidence documenting the amounts incurred or to be incurred by Indemnitee. Any repayment required of Indemnitee pursuant to the foregoing shall be paid by Indemnitee to the Company within twenty (20) business days after a determination that Indemnitee is not entitled to be indemnified by the Company under the terms of this Agreement.

     6.     Indemnification Procedures.

          (a) Notice by Indemnitee. Promptly after receipt by Indemnitee of notice of the commencement or threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, deliver written notice to the Company of the commencement or threat of commencement thereof, provided that any failure to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that such failure or delay significantly increases the liability of the Company hereunder.

          (b) Liability Insurance. If, at the time of receipt of a notice pursuant to Section 6(a) above, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the Proceeding or claim to its insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay all amounts payable as a result of such Proceeding in accordance with the terms of such policies, and Indemnitee shall not take any action (by waiver, settlement or otherwise) that would adversely affect the ability of the Company to obtain payment from its insurers.

          (c) Assumption of Defense. In the event the Company shall be obligated under this Agreement to pay the Liabilities of Indemnitee, the Company shall be entitled to assume the defense (with counsel reasonably acceptable to Indemnitee, approval thereof not to be unreasonably withheld) of the Proceeding to which the Liabilities relate. The Company agrees to promptly notify Indemnitee in writing upon its election to assume such defense. Once the Company (i) provides Indemnitee with written notice of its election to assume such defense,

(ii)  obtains approval from Indemnitee of its proposed counsel and (iii) retains such counsel, the Company will not be liable to Indemnitee under this Agreement for any attorneys’ fees or other Liabilities subsequently incurred by Indemnitee with respect to such Proceeding, unless (x) the Liabilities incurred by Indemnitee were previously authorized by the Company or (y) counsel for Indemnitee shall have provided the Company with a written opinion of counsel stating that there is a likelihood that a conflict of interest exists between the Company and Indemnitee in the conduct of any such defense.

     7.     Determination of Right to Indemnification.

          (a) Successful Proceeding. To the extent Indemnitee has been successful, on the merits or otherwise, in the defense of any Proceeding referred to in Sections 3(a) or 3(b) above, the Company shall indemnify Indemnitee against all Liabilities incurred by Indemnitee in connection therewith. If Indemnitee is not wholly successful in such Proceeding, but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, then the Company shall indemnify Indemnitee against all Liabilities actually or reasonably incurred by or for Indemnitee in connection with each successfully resolved claim, issue or matter. For purposes of this Section 7(a), and without limitation, the termination of any Proceeding, or any claim, issue or matter in such a Proceeding, by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Section 7(c) below) that Indemnitee (i) did not act in good faith, (ii) did not act in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, or (iii) with respect to any criminal proceeding, had reasonable grounds to believe Indemnitee’s conduct was unlawful.

          (b) Other Proceedings. In the event that Indemnitee has not been successful in the defense of all claims, issues or matters of any Proceeding referred to in Sections 3(a) or 3(b) above, the Company shall nevertheless indemnify Indemnitee against all Liabilities incurred by Indemnitee in connection therewith, unless and only to the extent that the forum listed in Section 7(c) below determines that Indemnitee has not met the applicable standard of conduct set forth in Sections 3(a) or 3(b) above required to entitle Indemnitee to such indemnification.

          (c) Forum in Event of Dispute. The determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Sections 3(a) or 3(b) shall be made (i) by the Board, by a majority vote of the directors who are not parties to such Proceeding, even though less than a quorum, (ii) by a committee of such disinterested directors designated by a majority of such disinterested directors, even though less than a quorum, or (iii) if there are no such disinterested directors, or if such disinterested directors shall so direct, by Independent Legal Counsel in a written opinion, or (iv) by the stockholders of the Company. The choice of which forum shall make the determination shall be made by the Board. The forum shall act in the utmost good faith to assure Indemnitee a complete opportunity to present to the forum Indemnitee’s case that Indemnitee has met the applicable standard of conduct.

          (d) Appeal to Court. Notwithstanding a determination by any forum listed in Section 7(c) above that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending or any other court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement.

          (e) Indemnity for Liabilities in Enforcement of Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitee against all Liabilities incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement, unless a court of competent jurisdiction finds that the material claims and/or defenses of Indemnitee in any such Proceeding were frivolous or made in bad faith.

          (f) Change of Control. Notwithstanding any other provision of this Agreement to the contrary, the Company agrees that if there is a Change of Control, other than a Change of Control that has been approved by a majority of the Board who were directors immediately prior to such Change of Control, then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Liabilities under this Agreement or any other agreement or under the Certificate of Incorporation or By-Laws of the Company, as now or hereafter in effect, Independent Legal Counsel shall be selected on behalf of Indemnitee and all persons who are the beneficiaries of indemnification agreements with the Company similar to this Agreement by a committee consisting of those persons who were members of the Board immediately prior to such Change of Control and who are no longer serving on the Board, and such selection shall be approved by the Company, which approval shall not be unreasonably withheld. The Independent Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify the Independent Legal Counsel against any and all expenses (including reasonable attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

     8.     Contribution.

          If and to the extent that a final adjudication shall specify that the Company is not obligated to indemnify Indemnitee under this Agreement for any reason (including, but not limited, to the exclusion set forth in Section 9 below) in respect of any Proceeding, then the Company shall contribute to the amount of Liabilities reasonably incurred and paid or payable by Indemnitee in connection with such Proceeding in such proportion as is appropriate (i) to reflect the relative benefits received by the Company, on the one hand, and Indemnitee, on the other hand, from the transaction with respect to which such Proceeding arose, and (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and Indemnitee, on the other hand, in connection with the circumstances that resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities. The Company agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

     9.     Exceptions.

          (a) Claims Initiated by Indemnitee. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Liabilities to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate.

          (b) Unauthorized Settlements. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amount paid in settlement of a Proceeding without the prior written consent of the Company to such settlement.

          (c) No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

          (d) Claim Under Section 16(b). Notwithstanding any other provision herein to the contrary, the Company shall not be obligated to indemnify any Indemnitee for expenses and the payment of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or

          (e) Unlawful Indemnification. Notwithstanding any other provision herein to the contrary, the Company shall not be obligated to indemnify or advance Liabilities to an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that indemnification or advancement is not lawful.

     10.      Non-exclusivity.

          The provisions for indemnification and advancement of Liabilities set forth in this Agreement shall not be deemed exclusive of any other rights that Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or By-Laws, the vote of the Company’s stockholders or disinterested directors, other agreements or otherwise.

     11.     Interpretation of Agreement.

          Notwithstanding any provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by Delaware law.

     12.     Mutual Acknowledgment.

          The Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying or advancing Liabilities to Indemnitee in his capacity as an Agent under this Agreement or otherwise.

     13.     Severability.

          If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be effected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 11 hereof.

     14.     Modification and Waiver.

          No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

     15.     Subrogation.

          In the event that the Company makes any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers and do all things that may be necessary to secure such rights, including but not limited to the execution of such documents as shall be necessary to enable the Company effectively to bring suit to enforce such rights.

     16.     Survival, Successors, and Assigns.

          Indemnitee’s rights under this Agreement shall continue after Indemnitee has ceased acting as an Agent of the Company. The terms of this Agreement shall be binding on and inure to the benefit of the Company and its successors and assigns and shall be binding on and inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

     17.     Notices.

          All notices, demands, consents, requests, approvals and other communications between the parties pursuant to this Agreement must be in writing and will be deemed given when delivered in person, one (1) business day after being deposited with a nationally recognized overnight courier service, three (3) business days after being deposited in the U.S.

Mail, registered or certified mail, return receipt requested, or one (1) business day after being sent by facsimile (with receipt acknowledged), to the Company at 808 17th Street, N.W., Washington, DC 20006-3944, Attn: General Counsel, facsimile (202) 835-5858, and to Indemnitee at Indemnitee’s address or facsimile number as set forth on the signature page of this agreement. The Company or Indemnitee may change its address or facsimile number for notice purposes by delivering notice to the Company in accordance with this section.

     18.     Governing Law.

          This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, without regard to its principles of conflicts of laws.

     19.     Counterparts.

          This agreement may be executed in counterparts, both of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

RIGGS NATIONAL CORPORATION

/s/ Timothy C. Coughlin

By: Timothy C. Coughlin
Its: President

INDEMNITEE:

/s/ Jack Valenti

Jack Valenti

1600 Eye Street, N.W.
Washington, DC 20006